BARCLAYS

Project Zenith
Preliminary Valuation Materials

Barclays Bank PLC

November 2, 2012

Confidential Presentation

Disclaimer

This document is being made available by Barclays Bank PLC ("Barclays") to the Special Committee (the "Special Committee") of the Board of Directors of Zenith (the "Company") for information purposes only and for the sole and exclusive use of the addressee in connection with the proposed transaction referred to herein (the "Proposed Transaction"). This document is being provided to you in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. This document is incomplete without reference to, and should be assessed solely in conjunction with the oral briefing provided by Barclays.

This document and the information contained herein are strictly confidential. Neither this document nor its contents may be distributed, published, reproduced, or disclosed, in whole or in part, to any other person nor relied upon by any other person nor used for any other purpose at any time without the prior written consent of Barclays.

This document does not constitute nor does it form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer or recommendation to enter into any transaction described herein nor does this document constitute an offer or commitment to provide, arrange or underwrite any financing. You will be responsible for making your own independent investigation and appraisal of the risks, benefits, appropriateness and suitability to and for the Proposed Transaction and any other transactions contemplated by this document and Barclays is not making any recommendation (personal or otherwise) or giving any investment advice and will have no liability with respect thereto. The decision to proceed with any Proposed Transaction will be made by you in the light of your own commercial assessments and Barclays will not be responsible for such assessments.

Neither Barclays nor any of its subsidiaries or affiliates, nor any of their respective officers, directors, employees or agents, accepts any liability whatsoever for any direct, indirect or consequential losses (in contract, tort or otherwise) arising from the use of this document or its contents or reliance on the information contained herein. Barclays is not responsible for any specialist advice, including legal, regulatory, accounting, model accounting, tax or other advice. Barclays recommends that you seek independent third party legal, regulatory, accounting and tax advice.

Estimates and projections relating to the Company contained herein have either been prepared by the management of the Company or were obtained from publicly available sources or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material.

Neither Barclays nor any of its subsidiaries or affiliates, nor any of their respective directors, officers, employees or agents, makes any warranty or representation, express or implied, as to the accuracy or completeness of the information which is contained in this document whether obtained from or based upon third party or public sources or otherwise. Barclays has relied on any information provided by you or from third party or public sources as true, fair, accurate and not misleading and has not independently verified such information. The analyses contained herein are based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials.

This document has been prepared based on limited information and is thus preliminary in nature, does not contain any definitive or final advice, and Barclays reserves the right to alter this document as it may see fit. This document is not a financial opinion or recommendation by Barclays. This document is not a research report and was not prepared by the research department of Barclays.

Barclays and its subsidiaries and affiliates, and their respective directors, officers, agents and employees (together, the "Barclays Group") are involved in a wide range of commercial banking, investment banking and other activities out of which conflicting interests or duties may arise. In the ordinary course of its activities, the Barclays Group, may at any time trade or otherwise effect transactions (for its own account or otherwise) in securities of any company that may be involved in the Proposed Transaction or in any related derivative instrument or at any time act as manager, co-manager or underwriter of a public offering or otherwise deal in (whether client or proprietary dealing), hold or act as market-maker, adviser or broker or commercial and/or investment bankers in relation to any securities or related derivatives which are identical or similar to those referred to in this document.

Transaction Valuation Summary

(In US$ millions, except for per share) Date	Latest Practical Date Oct 31, 2012	Chairman Zhu's Preliminary Proposal
Share Price	**$11.52**	**$13.50**
Diluted Shares Outstanding (million) [1]	37.3	37.4
Market Capitalization	**$429**	**$504**
+Short-term Debt [2]	440	440
+Long-term Debt [2]	97	97
-Cash & Cash Equivalents [2]	(143)	(143)
= Financial Net Debt	**393**	**393**
+Minority Interests [2]	1	1
Implied Enterprise Value	**$823**	**$898**

Implied Premium to Historical Stock Prices	**Prices**		***Premium***
Current Trading (Oct 31, 2012)	$11.52		*17.2%*
Prior to Announcement of Proposal (Mar 26, 2012)	9.21		*46.6%*
1 Month VWAP Prior to Mar 26, 2012 [3]	9.05		*49.1%*
3 Month VWAP Prior to Mar 26, 2012	9.71		*39.0%*
6 Month VWAP Prior to Mar 26, 2012	9.27		*45.6%*
12 Month VWAP Prior to Mar 26, 2012	10.86		*24.3%*
Implied Trading Multiples based on IBES Consensus [4]	**Metrics**		
EV / EBITDA 2012E	$103	8.0x	8.7x
EV / EBITDA 2013E	131	6.3x	6.8x
Price / EPS 2012E	$1.37	8.4x	9.9x
Price / EPS 2013E	1.70	6.8x	8.0x
Implied Trading Multiples based on Management Projections [5]	**Metrics**		
EV / EBITDA 2012E	$123	6.7x	7.3x
EV / EBITDA 2013E	139	5.9x	6.5x
Price / EPS 2012E	$1.62	7.1x	8.3x
Price / EPS 2013E	1.99	5.8x	6.8x

1. *Options calculated based on treasury stock method.*
2. *All balance sheet data are based on the latest publicly available balance sheet date of June 30, 2012.*
3. *VWAP denotes volume weighted average price based on calendar months; March 26, 2012 is one trading day prior to the announcement of Chairman Zhu's Preliminary Proposal.*
4. *IBES Consensus EBITDA and earnings per share represent average broker forecasts as set out on page 16.*
5. *Management Projections received from Zenith Management on October 16, 2012 and approved for Barclays' use by the Special Committee.*

BARCLAYS

Indicative Sources and Uses of Funds

Proposed Sources of Funds (1)

	Amount (US$mm)	% of Total
Rollover equity (9,738,201 shares, $13.50 per share) (2)	$131	24.5%
Debt financing	$320	59.6%
Equity financing	$85	15.8%
Total	**$536**	**100.0%**

Uses of Funds

	Amount (US$mm)	% of Total
Purchase of equity (100% of diluted shares outstanding)	$504	94.0%
Implied transaction costs / others (3)	$32	6.0%
Total	**$536**	**100.0%**

Selected Leverage Statistics

(in US$mm)	Metric	As of June 30, 2012	Pro Forma (4)
Existing debt (5)		536	536
Net debt issued in connection with the transaction			320
Gross debt		**536**	**856**
Cash and cash equivalents		(143)	(143)
Net debt		**393**	**713**
Based on Management Projections 2012E EBITDA	123		
- Gross debt / EBITDA		4.4x	7.0x
- Net debt / EBITDA		3.2x	5.8x
Based on IBES Consensus 2012E EBITDA	103		
- Gross debt / EBITDA		5.2x	8.3x
- Net debt / EBITDA		3.8x	6.9x

1. Per Affirmation Letter from Chairman Zhu received on September 12, 2012 and latest loan documents.
2. Based on 9,687,505 common shares and 50,696 diluted shares owned by rollover shareholders as of October 31, 2012.
3. A plug for uses of funds to match the total proposed sources of funds.
4. Calculated by giving effects to Chairman Zhu's proposed transaction as if it occurred on June 30, 2012.
5. According to Chairman Zhu's response, existing debt does not need to be refinanced.

Historical and Projected Financial Performance

Revenue (US$mm)



Historical
Management Projections (2)
IBES Consensus(1):
1,602 (10.0%) 1,847 (15.3%)
YoY growth
85.3%
34.5%
30.4%
53.8%
14.2%
16.2%
7.8%
6.4%
7.1%
540
726
947
1,456
1,663
1,933
2,084
2,218
2,377
2008A
2009A
2010A
2011A
2012E
2013E
2014E
2015E
2016E

Gross Profit (US$mm)



Historical
Management Projections (2)
IBES Consensus(1):
150 (9.4%) 177 (9.6%)
Gross margin
12.7%
11.9%
11.7%
10.4%
9.6%
9.2%
8.4%
8.5%
8.6%
69
87
111
151
160
179
176
188
203
2008A
2009A
2010A
2011A
2012E
2013E
2014E
2015E
2016E

Source: Company filings, Management Projections, broker research reports.
1. IBES Consensus represent average broker forecasts as set out on page 16.
2. Based on Management Projections provided by Zenith Management on October 16, 2012 as approved for Barclays' use by the Special Committee.

Historical and Projected Financial Performance (Cont'd)

EBITDA (US$mm)


Historical
Management Projections (2)
IBES Consensus(1):
103 (6.4%) 131 (7.1%)
EBITDA margin
7.8%
8.6%
8.4%
7.3%
7.4%
7.2%
6.6%
6.9%
7.0%
42
62
79
106
123
139
138
152
167
2008A
2009A
2010A
2011A
2012E
2013E
2014E
2015E
2016E

Net Income (US$mm)


Historical
Management Projections (2)
IBES Consensus(1):
51 (3.2%) 63 (3.4%)
Net margin
5.8%
6.3%
6.2%
4.4%
3.8%
3.8%
3.3%
3.5%
3.6%
31
46
58
64
62
74
68
77
86
2008A
2009A
2010A
2011A
2012E
2013E
2014E
2015E
2016E

Source: Company filings, Management Projections, broker research reports.

1. IBES Consensus represent average broker forecasts as set out on page 16.

2. Based on Management Projections provided by Zenith Management on October 16, 2012 as approved for Barclays' use by the Special Committee.

Preliminary Valuation Perspectives

Valuation Methodology Overview

We have considered the following methodologies in the preliminary assessment of Zenith's valuation

Market and Research	1 Historical Trading Range	▪ Historical trading performance of Zenith's stock price
	2 Brokers' Price Target	▪ Based on price targets published by equity research analysts covering Zenith
Valuation Methodology	3 Trading Comparables	▪ Public market valuation ▪ Based on forward looking market trading multiples of comparable companies ‣ Comparable companies comprised of i) Listed China-based pork producers (Shuanghui, Yurun, People's Food, Delisi and Gaojin), and ii) Listed International Protein Players (Hormel Foods, Tyson Foods, Nippon Meat Packers, Marfrig Alimentos)
	4 DCF (Management Projections)	▪ Reflects intrinsic value of the business ▪ Based on present value of future cash flows expected to be generated from the business ▪ Based on Management Projections from 2012E - 2016E provided by Zenith Management on October 16, 2012 and approved for Barclays' use by the Special Committee
	5 Transaction Comparables	▪ Based on multiples (typically EV / LTM EBITDA) paid for comparable companies or assets in previous transactions, incorporating control premium
	6 Historical Takeover Premia	▪ Based on premia paid over market price in previous selected US-listed companies and going private transactions involving US-listed PRC-based companies

Preliminary Valuation Summary

Equity Value Per Share(1)



$5
$10
$15
$20
Market and Research
Valuation Methodology
1 Historical Trading Range
2 Brokers' Price Target
3 Trading Comparables
4 DCF (Management Projections)
5 Transaction Comparables
6 Historical Takeover Premia
1M VWAP (Mar 26, 2012 (3)): US$9.05
Share Price (Oct 31, 2012): US$11.52
Share Price (Mar 26, 2012 (3)): US$9.21
$8.07
$12.50
$9.00
$13.50
$11.81
$15.54
$11.49
$15.86
$13.49
$16.16
$11.51
$13.35
Chairman Zhu's Preliminary Offer: US$13.50

Comments

- 52 week low: US$8.07 (Dec 16, 2011)
- 52 week high: US$12.50 (Jan 20, 2012)

- Low end: US$9.00 (Roth Capital Partners, Aug 9, 2012)
- High end: US$13.50 (Maxim, Aug 14, 2012; Piper Jaffray, Aug 9, 2012)

- FY13E EV/EBITDA: 6.0x - 7.0x
  - Implied valuations based on Management Projections

- WACC: 11.5% - 13.5%; terminal LTM EBITDA multiple: 6.5x - 7.5x, based on Management Projections

- EV/LTM EBITDA: 9.0x – 10.0x
  - With reference to precedent emerging market protein transactions (2)
  - Implied valuations based on LTM EBITDA as of June 2012

- Takeover premia: 25.0% - 45.0%
  - 1-day premium
  - Implied valuations based on the "undisturbed" closing price of US$9.21 on Mar 26, 2012 (3)

1. Based on fully diluted shares outstanding of 37.4mm (assumes share price of US$13.50 for treasury stock method calculation) and net debt of US$393mm as of June 30, 2012.
2. Details refer to page 12 for comparable transactions.
3. One trading day prior to the announcement of Chairman Zhu's Preliminary Proposal.

BARCLAYS

❶ Zenith Annotated Share Price Trading History

Zenith Share Price Performance and Trading Volume (1)



Price (US$)
Volume ('000)
Chairman Zhu's Preliminary Offer
Price
Premium / (Discount)
1M VWAP Prior to Mar 26, 2012 $9.05 49.1%
3M VWAP Prior to Mar 26, 2012 $9.71 39.0%
6M VWAP Prior to Mar 26, 2012 $9.27 45.6%
12M WVAP Prior to Mar 26, 2012 $10.86 24.3%
52 Week low (Dec 16, 2011) $8.07 67.3%
52 Week high (Jan 20, 2012) $12.50 8.0%
Chairman Zhu's Preliminary Proposal of $13.50
Oct 9, 2009: US$60mm Follow-On Offering
Nov 9, 2010: Announced 3Q10 results, missed analysts target
Mar 18, 2011: US$70mm Follow-On Offering
Mar 14, 2012: Announced 2011A results, 2012 guidance below analysts forecast
Mar 27, 2012: Chairman announced going-private proposal
Aug 9, 2012: Announced 2Q12 results
May 10, 2012: Announced 1Q12 results
25.0
20.0
15.0
10.0
5.0
0.0
7,500
6,000
4,500
3,000
1,500
0
Dec-07
Jul-08
Jan-09
Aug-09
Feb-10
Sep-10
Mar-11
Oct-11
Apr-12
Nov-12
Zenith Share Price
Zenith Trading Volume

Source: FactSet and company announcements; market data as of October 31, 2012.
1. Share price performance since trading of Zenith's stock transferred from OTC BB to NASDAQ on Dec 27, 2007. Share price prior to that date is not shown due to low liquidity of trading.

BARCLAYS

❶ Zenith Relative Share Price Performance

Since 2011

	Listing Venue	1 Month	3 Month	YTD
Zenith	**NASDAQ**	**4.7%**	**11.8%**	**35.2%**
Shuanghui	Shenzhen	(0.3%)	(3.0%)	(13.8%)
Yurun	HK	2.2%	21.9%	(44.3%)
People's Food	Singapore	23.9%	77.8%	35.4%
Delisi	Shenzhen	(3.2%)	(10.4%)	(0.3%)
Gaojin	Shenzhen	(2.6%)	(7.2%)	(3.3%)
Int'l Protein Players[1]	Various	1.5%	16.6%	(3.4%)



Indexed Price
150
125
100
75
50
25
0
15.0%
(5.0%)
(28.2%)
(30.7%)
(42.4%)
(43.5%)
(77.8%)
Jan-11
Apr-11
Aug-11
Dec-11
Mar-12
Jul-12
Oct-12
Zenith
People's Food
International Protein Players Index
Shuanghui
Delisi
Yurun
Gaojin

Since the Announcement of Chairman Zhu's Preliminary Proposal



Indexed Price
150
125
100
75
50
25
0
50.4%
25.1% / 1.9% post proposal (2)
(4.7%)
(13.0%)
(15.6%)
(18.2%)
(47.4%)
26-Mar
01-May
07-Jun
13-Jul
17-Aug
24-Sep
31-Oct
Zenith
People's Food
International Protein Players Index
Shuanghui
Delisi
Yurun
Gaojin

Source: FactSet, data as of October 31, 2012.

*1. **International Protein Players Index** includes Hormel Foods, Tyson Foods, Smithfield, JBS, Brasil Foods, Nippon Meat Packers, Marfrig Alimentos. The index is calculated based on the market-capitalization weighted average of individual stock prices.*

2. Since closing price on March 28, 2012 at US$11.30 after announcement of Chairman Zhu's Preliminary Proposal.

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❷ Brokers' Price Targets

Broker	Latest			Prior to Chairman Zhu's Preliminary Proposal		
	Report Date	Rating	Target Price ($)	Report Date	Rating	Target Price ($)
Cowen Co.	Aug 09, 2012	Outperform	N/A	Mar 14, 2012	Outperform	N/A
Maxim Group	Aug 14, 2012	Buy	13.50	Mar 14, 2012	Buy	11.00
Oppenheimer & Co.	Aug 09, 2012	N/A	N/A	Mar 14, 2012	Outperform	12.00
Piper Jaffray	Aug 09, 2012	Overweight	13.50	Mar 14, 2012	Overweight	13.50
Roth Capital Partners LLC (1)	Aug 09, 2012	Neutral	9.00	Mar 15, 2012	Neutral	8.00
	Average		**$12.00**	**Average**		**$11.13**
	Median		**$13.50**	**Median**		**$11.50**

Source: Research analyst reports. N/A denotes no target price and/or rating disclosed in the report.
1. Note that Roth Capital Partners LLC terminated its coverage of Zenith on October 1, 2012 due to the departure of the analyst.

❸ Public Company Trading Metrics

Company Name	Based in	Stock Exchange	YTD Share Price Chg	Market Cap (US$bn)	Enterprise Value (US$bn)	EV / EBITDA 2012E	EV / EBITDA 2013E	Price / Earnings 2012E	Price / Earnings 2013E	PEG 2012E	EPS growth 2012-13E	EBITDA margin 2012E
Zenith	**China**	**NASDAQ**	**35.2%**	**0.43**	**0.82**	**8.0x**	**6.3x**	**8.4x**	**6.8x**	**0.4x**	**23.9%**	**6.4%**
Listed China-based Pork Producers												
Shuanghui	China	Shenzhen	(13.8%)	10.64	10.52	14.9x	11.4x	21.6x	16.7x	0.7x	29.0%	10.1%
Yurun	China	Hong Kong	(44.3%)	1.34	1.76	13.6x	7.0x	15.5x	12.0x	N/M	(0.8%)	3.4%
People's Food	China	Singapore	35.4%	0.83	0.62	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Delisi	China	Shenzhen	(0.3%)	0.41	0.38	N/A	N/A	36.7x	29.6x	1.7x	21.3%	N/A
Gaojin	China	Shenzhen	(3.3%)	0.19	0.31	N/A	N/A	N/A	N/A	N/A	N/A	N/A
				Mean		14.2x	9.2x	18.6x	14.4x	0.7x	14.1%	6.8%
				Median		14.2x	9.2x	18.6x	14.4x	0.7x	14.1%	6.8%
Listed International Protein Players												
Brasil Foods	Brazil	Sao Paulo	1.5%	15.84	19.25	14.7x	10.1x	35.8x	17.5x	0.3x	104.1%	9.6%
JBS	Brazil	Sao Paulo	8.1%	9.21	17.13	8.3x	7.0x	17.2x	11.7x	0.4x	46.7%	5.9%
Hormel Foods	United States	NYSE	0.8%	7.94	7.59	8.6x	8.3x	15.8x	15.1x	3.0x	5.3%	10.5%
Tyson Foods	United States	NYSE	(18.6%)	6.11	7.78	4.7x	4.9x	9.5x	10.0x	N/M	(4.7%)	5.0%
Smithfield Foods	United States	NYSE	(15.7%)	3.06	4.84	5.2x	5.6x	8.6x	9.6x	N/M	(5.4%)	7.2%
Nippon Meat Packers	Japan	Tokyo	3.6%	2.83	3.74	5.8x	5.2x	17.4x	13.8x	0.6x	27.2%	5.1%
Marfrig Alimentos	Brazil	Sao Paulo	23.0%	1.78	6.22	6.4x	5.5x	25.7x	13.4x	0.3x	97.5%	8.2%
				Mean		7.7x	6.7x	18.6x	13.0x	0.9x	38.7%	7.4%
				Median		6.4x	5.6x	17.2x	13.4x	0.4x	27.2%	7.2%
				Overall Mean		9.1x	7.2x	18.6x	13.3x	0.9x	33.2%	7.2%
				Overall Median		8.3x	7.0x	17.2x	13.4x	0.5x	27.2%	7.2%

Source: Company Filings, FactSet, data as of October 31, 2012. N/A denotes no broker forecast is available. N/M denotes multiple is negative due to negative earnings hence not meaningful.
1. Zenith forecasts based on broker consensus average per page 16; Shuanghui and Yurun forecasts based on FactSet consensus average; no broker forecast available for People's Food hence N/A; Delisi and Gaijin have limited or no broker financial forecasts.
2. Mean and median calculations exclude People's Food, Delisi and Gaojin due to limited or no broker forecasts to derive trading multiples and/or operational metrics.

4 DCF Analysis

Indicative DCF Valuation Summary[1]

US$ in millions, year ending December 31	2012E	2013E	2014E	2015E	2016E
EBITDA	**$123**	**$139**	**$138**	**$152**	**$167**
Add: other income	5.2	2.9	2.9	2.9	2.9
Less: depreciation & amortization	(35.4)	(43.2)	(51.3)	(57.8)	(63.4)
Adjusted EBIT	92.9	98.9	89.8	97.4	106.2
Less: taxes	(8.6)	(9.2)	(8.4)	(9.1)	(9.9)
Add: depreciation & amortization	35.4	43.2	51.3	57.8	63.4
Add: stock-based compensation	0.5	-	-	-	-
Add: provision for allowance for bad debt	1.9	-	-	-	-
Less: net change in working capital	(29.3)	(1.6)	(6.5)	(5.5)	(6.5)
Less: capex	(115.0)	(68.0)	(121.0)	(98.0)	(83.0)
Unlevered free cash flow	**(22.3)**	**63.3**	**5.3**	**42.7**	**70.2**
Discount factor	0.99	0.93	0.83	0.74	0.66
Discounted cash flow	**(4)**[2]	**59**	**4**	**31**	**46**

Valuation date	31-Oct-12
WACC	12.5%
Terminal LTM EBITDA multiple	7.0x
Terminal value	1,167
Present value of terminal value	765
Present value of cash flows	137
Enterprise Value	**$902**
Add: cash and cash equivalents[3]	143
Less: total debt (including minority interests)[3]	(537)
Equity Value	**$508**
Diluted shares outstanding (million)[4]	37.4
Implied price per share	**$13.61**

Implied Share Price (US$)

Terminal LTM EBITDA Multiple	WACC 10.5%	11.5%	12.5%	13.5%	14.5%
6.0x	11.99	11.33	10.68	10.07	9.48
6.5x	13.55	12.84	12.15	11.49	10.85
7.0x	15.11	14.35	13.61	12.90	12.22
7.5x	16.67	15.86	15.07	14.32	13.60
8.0x	18.23	17.37	16.54	15.74	14.97

Implied Perpetual Growth Rate

Terminal LTM EBITDA Multiple	WACC 10.5%	11.5%	12.5%	13.5%	14.5%
6.0x	3.2%	4.2%	5.1%	6.1%	7.0%
6.5x	3.8%	4.7%	5.7%	6.6%	7.5%
7.0x	4.2%	5.2%	6.1%	7.1%	8.0%
7.5x	4.6%	5.6%	6.5%	7.5%	8.4%
8.0x	5.0%	5.9%	6.9%	7.8%	8.8%

1. Based on Management Projections provided by Zenith Management on October 16, 2012 as approved for Barclays' use by the Special Committee.
2. Assumes valuation date as of October 31, 2012 with 17% contribution of FY2012E's free cash flow to valuation.
3. Balance sheet data (debt, cash & cash equivalents) are based on the latest balance sheet date of June 30, 2012.
4. Assumes share price of US$13.50 for the purposes of the treasury stock method calculation.

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5 Historical Comparable Transactions

Selected Precedent Transactions

($ in millions) Ann. Date	Acquiror	Target	Target Country	Business / Protein	Enterprise Value	LTM EBITDA Margin	EV / LTM Net Sales	EV / LTM EBITDA
Emerging Markets Protein Transactions [1]								
May-11	CP Pokphand	CP Vietnam Livestock (CPVL)	Vietnam	Animal feed and meat processing	$1,205	11.7%	1.2x	9.9x
Nov-10	Henan Shuanghui ListCo	Unlisted pork assets	China	Pork processing	3,547	11.7%	1.0x	8.9x
Sep-09	JBS SA	Bertin Ltd	Brazil	Beef producer	8,840	10.7%	2.2x	20.5x
Sep-09	Marfrig Alimentos	Seara Alimentos	Brazil	Meat, pork, poultry	899	7.3%	0.5x	7.2x
May-09	Perdigao	Sadia	Brazil	Processor, Pork, Poultry	4,701	9.3%	0.9x	9.5x
Oct-07	BRF Brasil Foods SA	Eleva Alimentos SA	Brazil	Beef processor	1,130	9.7%	0.9x	9.4x
				Mean		10.1%	1.1x	10.9x
				Median		10.2%	1.0x	9.4x
				33% Percentile		9.5%	0.9x	9.2x
				67% Percentile		11.1%	1.1x	9.6x
Developed Markets Protein Transactions [2]								
Dec-11	Leucadia National	National Beef Packing	US	Beef processing	$1,412	4.7%	0.2x	4.4x
Oct-11	Affinity Equity Partners	Primo Smallgoods	Australia	Ham, bacon and chilled foods	749	NA	NA	6.5x
Jan-11	Affinity Equity Partners	Tegel Foods	New Zealand	Poultry producer	459	NA	1.5x	NA
Jun-10	Marfrig Alimentos	Keystone Foods	US	Poultry and beef	1,260	3.0%	0.2x	6.5x
Sep-09	JBS SA	Pilgrim's Pride	US	Poultry	2,800	NA	0.4x	NM
Jun-08	Campofrio Alimentacion	Groupe Smithfield SL	Europe	Pork and hog	1,070	8.3%	0.6x	7.0x
Jun-08	Marfrig Alimentos	OSI Group (Brazil & European)	Brazil and Europe	Meat processor	680	6.1%	0.3x	5.6x
Mar-08	JBS SA	Smithfield Beef Group	US	Beef	565	2.5%	0.2x	8.1x
Mar-08	JBS SA	Tasman Group	Australia	Beef	149	5.8%	0.3x	5.6x
May-07	JBS SA	Swift & Co.	US	Beef and pork processor	1,459	1.4%	0.2x	11.3x
Aug-06	Pilgrim's Pride	Gold Kist	US	Integrated broilers	1,216	10.8%	0.5x	4.9x
Sep-06	Smithfield Foods	Premium Standard Farms	US	Pork and hog	810	15.0%	0.9x	6.1x
Jun-06	Smithfield Foods	Sara Lee (European Meat Business)	Europe	Meat	614	12.2%	0.5x	4.3x
				Mean		7.0%	0.5x	6.4x
				Median		5.9%	0.4x	6.1x
				33% Percentile		4.7%	0.3x	5.6x
				67% Percentile		8.4%	0.5x	6.5x
				Zenith		***6.3%***		

Source: Mergermarket, Dealogic, Thomsonone, Company filings.
1. Includes only transactions since 2006 where change of control is involved.
2. Includes only transactions since 2006 where change of control is involved and with enterprise value higher than US$300mm.

❻ Historical U.S. Takeover Premia

1 Day Premium (1)	1 Week Premium (1)	1 Month Premium (1)
Chairman Zhu's Offer Premium(2): 47%	Chairman Zhu's Offer Premium(2): 59%	Chairman Zhu's Offer Premium(2): 26%



Average Precedent Premium: 31.0%
32%
28%
30%
28%
38%
2008
2009
2010
2011
2012YTD



Average Precedent Premium: 32.5%
36%
30%
30%
31%
39%
2008
2009
2010
2011
2012YTD



Average Precedent Premium: 37.2%
43%
31%
37%
35%
42%
2008
2009
2010
2011
2012YTD

Source: Dealogic. Based on M&A deals of US-listed targets with deal consideration between US$500-US$1,000mm and where more than a 50% stake was acquired, excluding withdrawn deals, buybacks and carve outs; 2012YTD as of October 31, 2012.

1. Represents premium paid to the target's shareholders based on the target's closing share price one day / one week (7 days) / one month (30 days) prior to the announcement date.

2. Represents premium offered to the Zenith's shareholders by Chairman Zhu based on the Company's closing share price one day (March 26, 2012) / one week (7 days) (March 20, 2012) / one month (30 days) (February 27, 2012) prior to March 27, 2012, the date Chairman Zhu's Preliminary Proposal was announced.

❻ Historical U.S. Takeover Premia (Cont'd)

Historical Takeover Premia of Go-private Transactions for U.S. Listed PRC Companies

Announcement Date	Target Company	Acquiror	Status	Deal Size[1] (US$mm)	Premium 1-day	Premium 1-week	Premium 1-month
15-Oct-12	Yongye International, Inc.	Management, MSPEA, Abax	Pending	325	37.8%	41.0%	52.8%
26-Sep-12	7 Days Group	Management, Carlyle, Sequoia	Pending	427	20.2%	38.8%	37.6%
12-Sep-12	3SBio Inc	Management, CITIC Capital	Pending	320	29.4%	33.9%	33.6%
13-Aug-12	Focus Media	Management, Fountain, Carlyle, CITIC Capital, CDH, China Everbright Ltd	Pending	2,325	15.5%	28.1%	38.5%
27-Mar-12	Zhongpin Inc.	Management	Pending	374	46.6%	58.8%	20.4%
21-Nov-11	Fushi Copperweld	Management, Abax Capital, TPG	Signed	262	22.6%	37.9%	67.3%
17-Oct-11	Shanda Interactive Entertainment Limited	Management	Completed	735	23.5%	27.7%	16.7%
10-Jun-11	Harbin Electric	Management, Abax Capital	Completed	450	55.0%	65.2%	39.2%
25-Mar-11	Funtalk China Holdings	Management, ARCH Capital, Capital Ally, GM Investment	Completed	109	17.1%	25.7%	45.5%
07-Mar-11	China Fire & Security Group	Management, Bain Capital	Completed	266	43.8%	56.5%	57.1%
28-Jan-11	China Security & Surveillance Technology	Management	Completed	442	33.2%	34.9%	23.1%
11-Nov-10	Chemspec International Limited	Management, Primavera Capital	Completed	125	28.2%	22.2%	28.4%
		Mean			**31.1%**	**39.2%**	**38.3%**
		Median			**28.8%**	**36.4%**	**38.1%**
		33% Percentile			**23.2%**	**31.8%**	**31.6%**
		67% Percentile			**34.9%**	**39.6%**	**41.5%**

Source: Mergermarket, Dealogic, Thomsonone, Company filings.
Note: based on selected go-private deals for U.S. listed PRC based companies with the transaction value above US$100mm since 2010.
1. Deal size is calculated as the implied equity value based on respective offer prices minus the rollover equity value.

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Appendices

Relative Trading Valuations Over Time

EV / LTM EBITDA (1)

Average(1)	LTM	Last 2 Yrs	Last 3 Yrs
Zenith	6.6x	7.2x	7.8x
Yurun	7.0x	10.6x	14.4x
People's Food	9.1x	7.8x	6.6x
International Protein Players Index (2)	9.6x	8.5x	9.7x



35x
30x
25x
20x
15x
10x
5x
0x
Oct-09
Feb-10
Jun-10
Oct-10
Feb-11
Jun-11
Oct-11
Feb-12
Jun-12
Oct-12
Zenith
Yurun
People's Food
International Protein Players Index

Source: FactSet estimates, data as of October 31, 2012. Due to lack of data and/or multiples not meaningful for some companies, some data points have been excluded and/or extrapolated.
1. Shuanghui has been excluded from this analysis due to the significant restructuring announced in 2010 and only completed recently in July 2012, as its LTM EBITDA was not reflective of its pro forma financials and its EV/LTM EBITDA is therefore not meaningful.
2. **International Protein Players Index** includes Hormel Foods, Tyson Foods, Smithfield, JBS, Brasil Foods, Nippon Meat Packers, Marfrig Alimentos. The average statistic is calculated based on the arithmetic average of individual companies' historical EV / LTM EBITDA multiples.

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Summary of Broker Projections for Zenith

Broker Forecasts [(1)]

(In US$mm)	Date	Revenue 2012E	Revenue 2013E	Gross profit 2012E	Gross profit 2013E	EBITDA 2012E	EBITDA 2013E	Net income 2012E	Net income 2013E
Oppenheimer & Co.	09-Aug-12	1,602	1,884	147	180	N/A	N/A	51	64
Piper Jaffray	09-Aug-12	1,600	2,080	161	208	116	146	58	80
Roth Capital Partners LLC [(2)]	09-Aug-12	1,678	1,799	156	172	N/A	N/A	52	55
Maxim Group	14-Aug-12	1,577	1,684	142	154	94	103	45	54
Cowen Co	09-Aug-12	1,552	1,789	144	172	100	145	50	65
Mean		**1,602**	**1,847**	**150**	**177**	**103**	**131**	**51**	**63**
Median		**1,600**	**1,799**	**147**	**172**	**100**	**145**	**51**	**64**

Source: Broker research reports.
1. Oppenheimer and Piper Jaffray provided selected financial projections after 2014E which are not included in this presentation as mean/median statistics from two brokers only could be misleading.
2. Roth Capital Partners LLC terminated the coverage of Zenith on October 1, 2012 due to the departure of the analyst.

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Comparable WACC Analysis

Weighted Average Cost of Capital Analysis	
I. Cost of Debt (Kd):	
(a) Estimated Cost of Debt [1]	6.8%
(b) Tax Rate	9.3% [2]
(c) = (a)*(1-(b)) **After-tax Cost of Debt**	**6.2%**
II. Cost of Equity (Ke):	
(d) Risk Free Rate	3.6%
(e) Target Beta	2.04
(f) Market Risk Premium	6.6%
(g) Size Premium	2.8%
(h) = (d) + (e)*(f) + (g) **Cost of Equity**	**19.9%**
III. Weighted Average Cost of Capital (K):	
Debt to Equity Ratio	124.9%
(i) Debt / Capitalization	55.5%
(j) Equity / Capitalization	44.5%
(i)*(c)+(j)*(h) **WACC**	**12.3%**

Target Beta Calculation

(US$mn)	Gross Debt / Equity	Levered Beta [7]	Marginal Tax Rate [8]	Unlevered Beta
Listed China-based PRC Pork Producers				
Shuanghui	0%	0.96	19.9%	0.95
Yurun	64%	1.54	5.2%	0.96
People's Food	13%	1.02	36.4%	0.94
Shandong Delisi	0%	0.96	19.5%	0.96
Sichuan Goldkinn	63%	0.96	31.4%	0.67
Mean				**0.90**
Median				**0.95**
Listed International Protein Players				
Brasil Foods	30%	0.91	10.3%	0.71
JBS	111%	1.16	40.3%	0.70
Hormel Foods	3%	0.57	33.3%	0.56
Tyson Foods	40%	1.20	31.8%	0.94
Smithfield Foods	65%	1.38	32.0%	0.96
Nippon Meat Packers	60%	0.76	57.8%	0.61
Marfrig Alimentos	329%	1.13	0.0%	0.26
Mean				**0.68**
Median				**0.70**
Overall Mean				**0.77**
Overall Median				**0.83**

Sensitivity Analysis of WACC

Debt to Equity Ratio	Market Risk Premium 5.5%	6.0%	6.6%	7.0%	7.5%
50%	11.4%	11.9%	12.4%	12.8%	13.2%
100%	11.3%	11.7%	12.3%	12.6%	13.1%
127%	11.2%	11.7%	12.3%	12.6%	13.1%
150%	11.2%	11.7%	12.2%	12.6%	13.0%
200%	11.2%	11.6%	12.2%	12.5%	13.0%

Unlevered Beta	Market Risk Premium 5.5%	6.0%	6.6%	7.0%	7.5%
0.85	10.7%	11.1%	11.6%	11.9%	12.3%
0.90	11.0%	11.4%	11.9%	12.2%	12.7%
0.95	11.2%	11.7%	12.3%	12.6%	13.1%
1.00	11.5%	12.0%	12.5%	12.9%	13.4%
1.05	11.7%	12.2%	12.9%	13.2%	13.7%

1. Estimated cost of debt based on weighted average interest rate on outstanding borrowings as of June 30, 2012.
2. Based on Management Projections received on October 16, 2012.
3. Bloomberg China 10-year Government Bond Index, as of October 31, 2012.
4. Based on median of listed China based PRC pork producers' unlevered beta of 0.95, and Zenith's gross debt (US$536m) / market cap (US$424m) of 126.6% as of October 31, 2012.
5. Long-term estimation from Ibboston 2012 report.
6. Please refer to footnote 4.
7. Based on local predicted beta provided by MSCI Barra.
8. Effective tax rate.

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